Exhibit 3.1



AMENDED  AND  RESTATED  ARTICLES  OF  INCORPORATION
OF
QUAD  METALS  CORPORATION


The undersigned, being all of the directors of Quad Metals Corporation (the "Company"), do hereby make, sign, acknowledge, and file these Restated Articles of Incorporation on behalf of the Company pursuant to RCW 23B.10.070 of the Washington Business Corporation Act as follows:

     ARTICLE  I
     Name

The  name  of  the  corporation  is  Quad  Metals  Corporation.

     ARTICLE  II
     Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Washington upon corporations formed under the Washington Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

     ARTICLE  III
     Duration

This  corporation  shall  be  of  perpetual  duration.

     ARTICLE  IV
     Authorized  Capital  Stock

The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). The shares shall have no par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have no stated value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its shareholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.





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     ARTICLE  V
     Preemptive  Rights

Shareholders of this corporation will have no preemptive rights to acquire additional shares issued by the corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares.

     ARTICLE  VI
     Voting

The holders of any of the corporation's capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. Cumulative voting for the election of directors is hereby expressly prohibited. The holders of Common Stock shall be entitled to one vote for each share held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

     ARTICLE  VII
     Board  of  Directors

The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than one (1) or more than eleven (11). In case of a vacancy in the Board of Directors because of a director's resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

     ARTICLE  VIII
     Director  Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     ARTICLE IX
     Indemnification

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.


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     ARTICLE X
     Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the corporation and providing for such other matters in relation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Washington or these Articles of Incorporation.

     ARTICLE XI
     Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the shareholders herein are granted subject to this reservation.

     ARTICLE XII
     Shareholder  Approval

     The affirmative vote of a majority of all of the votes entitled to be cast on the matter shall be sufficient, valid, and effective, after due consideration and reconsideration of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the corporation:

     a.  an  amendment  to  these  Articles  of  Incorporation;

     b. the merger of this corporation into another corporation or the merger of one or more other corporations into this corporation;

     c. the acquisition by another corporation of all of the outstanding shares of one or more classes or series of this corporation; or

     d. the sale, lease, exchange, or other disposition by this corporation of all, or substantially all, of its property other than in the usual and regular course of business.

     ARTICLE XIII
     Registered Agent

The  name  of  the  registered  agent of this corporation is Gregory B. Lipsker.

     ARTICLE XIV
     Registered Office

The post office address of the registered office of this corporation is 601 West
Main  Avenue,  Suite  714,  Spokane,  Washington   99201-0677.

     ARTICLE XV
     Resolution  Approving  Restated  Articles

The Restated Articles of Incorporation herein were approved, ratified and adopted by the Unanimous Consent of the Board of Directors and the majority vote of the Shareholders effective September 17, 1998.

IN WITNESS WHEREOF, the corporation has caused these Amended and Restated Articles of Incorporation to be executed this 18th day of September, 1998.

                                     /s/ Gregory  B.  Lipsker
                                     Director  and  President

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         CERTIFICATE RE: AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          PURSUANT TO R.C.W. 23B.10.070


The Amended and Restated Articles of Incorporation of Quad Metals Corporation contain amendments to the Articles of incorporation requiring shareholder approval. The amendments were approved, ratified and adopted by the Unanimous Consent of the Board of Directors and the majority vote of the Shareholders effective September 17, 1998 in accordance with the provisions of R.C.W. 23B.10.040 and 23B.10.040.


Dated  this  18th  day  of  September,  1998

Quad  Metals  Corporation.


   /s/ Gregory B. Lipsker
By____________________________________
     Gregory  B.  Lipsker,  President



                      CONSENT TO SERVE AS REGISTERED AGENT


I, GREGORY B. LIPSKER, hereby consent to serve as Registered Agent in the State of Washington, for the following corporation: Quad Metals Corporation. I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

DATED:  September  18,  1998



                                   GREGORY  B.  LIPSKER
                                   601  West  Main  Avenue,  Suite  714
                                   Spokane,  Washington  99201-0677